                                                  EXHIBIT 99.2

PROXY               MOBILE GAS SERVICE CORPORATION            PROXY
            PROXY SOLICITED BY THE BOARD OF DIRECTORS
       FOR ANNUAL MEETING OF STOCKHOLDERS, JANUARY 30, 1998

     The undersigned hereby appoints John S. Davis and G. Edgar Downing, Jr., and each of them as proxies, each with power of substitution and revocation, to vote at the Annual Meeting of Stockholders of Mobile Gas Service Corporation (the "Company") to be held in the Auditorium of the Company at 2828 Dauphin Street, Mobile, Alabama on Friday, January 30, 1998, at 10:00 a.m., Central Standard Time, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be able to cast if personally present at the Annual Meeting.

     1. PROPOSAL TO ADOPT AN AGREEMENT AND PLAN OF MERGER TO EFFECT A REORGANIZATION OF THE COMPANY INTO A HOLDING COMPANY STRUCTURE, as described in the Company's Proxy Statement for the 1998 Annual Meeting (the Board of Directors favors a vote "FOR").
               [  ]  FOR [  ] AGAINST        [  ]  ABSTAIN

     2.   ELECTION OF DIRECTORS for a term expiring 2001 (the
          Board of Directors favors a vote "FOR"):
          John S. Davis, Walter L. Hovell, G. Montgomery Mitchell,
F.B. Muhlfeld.

               [ ] FOR all nominees listed (except as indicated below).

               (To withhold authority to vote for any individual nominee, write that nominee's name in the space provided).

          ------------------------------------------
          ------------------------------------------

               [   ]  VOTE WITHHELD from all nominees.

     3. In their discretion, the proxies are authorized to vote upon such other and further business as may properly come before the meeting or any and all adjournments thereof.

     The shares represented by this Proxy will be voted in the manner directed herein by the undersigned stockholder. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" ALL OF THE DIRECTOR NOMINEES IDENTIFIED IN PROPOSAL 2. The proxies, or either one of them, are authorized, in their or his discretion to vote the shares of the undersigned stockholder represented by this Proxy in favor of an adjournment of adjournments of said meeting for the purpose of allowing time for additional solicitation of proxies.

          ------------------------           -------------
          ------------------------           -------------

          Stockholder Signature(s)           Date

Instructions: Please sign, date and mail this Proxy in the envelope provided. No postage is necessary if mailed in the United States.

Please sign exactly as the name appears hereon. If stock is held in the name of joint owners, each should sign. Attorneys, executors, administrators, guardians, trustees and corporate officers should so indicate.